UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2024, Lineage Cell Therapeutics, Inc. (“we,” “us,” “our,” or “Lineage”) entered into securities purchase agreements (collectively, the “securities purchase agreements”) with certain unaffiliated healthcare focused institutional investors and with Broadwood Partners, L.P. (“Broadwood”), an affiliate of Neal Bradsher, a member of our board of directors, relating to the purchase and sale in a registered direct offering of an aggregate of up to 39,473,688 of our common shares and accompanying common stock purchase warrants (the “common warrants”) to purchase an aggregate of up to 39,473,688 of our common shares at a combined purchase price of $0.76 per common share and accompanying common warrant. The common shares and the common warrants are immediately separable and will be issued separately.

We expect to receive approximately $24 million in gross proceeds from the offering with respect to the investments by the unaffiliated institutional investors, and approximately $6 million in aggregate gross proceeds with respect to the investment by Broadwood (excluding up to $36 million of aggregate gross proceeds we may receive in the future upon the cash exercise of the common warrants issued to such investors), before deducting placement agent fees and other offering expenses payable by us.

The offering of the securities to the unaffiliated institutional investors is expected to close on or about November 21, 2024, subject to the satisfaction of customary closing conditions. The offering of the securities to the Broadwood is expected to close upon obtaining shareholder approval to satisfy applicable NYSE American listing requirements and to the satisfaction of customary closing conditions. We currently plan to use the net proceeds from the offering for working capital and general corporate purposes, including research and development expenses and capital expenditures.

The securities purchase agreements contain customary representations, warranties, covenants and agreement, including our agreement to indemnify the investors for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the securities purchase agreement with Broadwood, we agreed to hold a meeting of shareholders on or prior to the date that is 90 days following the date of the securities purchase agreement to seek the requisite shareholder approval to issue the securities in the offering to Broadwood. The representations, warranties and covenants in the securities purchase agreements were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by such parties.

The foregoing description of the securities purchase agreements does not purport to be complete and is qualified in its entirety by the full text thereof, copies of which are attached as exhibits to this report and incorporated by reference herein.

The Common Warrants

Each common warrant will be exercisable for one common share at an exercise price of $0.91 per common share and will be exercisable commencing six months following their date of issuance and will expire on the earlier of (a) the three-year anniversary of the initial exercise date, and (b) the 90th day following the date of the public disclosure of the intent of F. Hoffmann-La Roche Ltd and/or Genentech, Inc. to advance OpRegen® (also known as RG6501) into a multi-center phase 2 or 3 clinical trial which includes a control or comparator arm, or if the date of such public disclosure occurs prior to the initial exercise date of the common warrants, the 90th day following the initial exercise date, with either such 90-day period subject to extension if certain equity conditions are not satisfied. However, the common warrants that may be issued to Broadwood will not become exercisable until the later of (i) their date of issuance, which will be the date we obtain shareholder approval, and (ii) the six-month anniversary of the date of issuance of the common warrants to the unaffiliated institutional investors in the offering.

The common warrants that will be issued to the unaffiliated institutional investors will have a beneficial ownership limitation provision providing that the holder may not exercise any portion of its warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the issuance of the common warrant) of the number of our common shares outstanding immediately after giving effect to such exercise; provided, however, that upon 61 days’ prior notice to us, a holder may increase or decrease the beneficial ownership limitation percentage, provided that the beneficial ownership limitation percentage may not exceed 9.99%.

The foregoing description of the common warrants does not purport to be complete and is qualified in its entirety by the full text thereof, copies of which are attached as exhibits to this report and incorporated by reference herein.

Other Matters

The common shares, common warrants, placement agent warrants (as defined below), and common shares underlying the common warrants and placement agent warrants offered in the offering are being offered by us pursuant to an effective shelf registration statement on Form S-3 (File No. 333-277758) filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2024, and which was declared effective by the SEC on May 14, 2024, and a related base prospectus and prospectus supplement (the “Prospectus Supplement”).

We entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as our exclusive placement agent, on a reasonable best efforts basis, in connection with the offering. Pursuant to the engagement letter, subject to the closing of the offering, we will pay Wainwright a cash fee equal to (i) 7% of the aggregate gross proceeds we receive in the offering from the unaffiliated institutional investors and (ii) 7% of the aggregate gross proceeds we receive in the offering from Broadwood. Out of the proceeds of each closing, we also agreed to pay to Wainwright a management fee equal to 1.0% of the gross proceeds we receive at each closing and to pay for certain of its expenses. In addition, at each closing, we will issue to Wainwright (or its designees) common stock purchase warrants with terms that are substantially similar to those of the common warrants to be issued to the unaffiliated institutional investors in the registered direct offering, except that the warrants issuable to Wainwright will have an exercise price of $0.95 per share (the “placement agent warrants”). The number of common shares underlying the placement agent warrants will equal 5% of the number of common shares sold at the applicable closing.

Neither this report nor anything herein shall constitute an offer to sell or the solicitation of an offer to buy any of our securities, nor shall there be any offer, solicitation, or sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 7.01 Regulation FD Disclosure.

On November 20, 2024, we issued a press release announcing the pricing of the registered direct offering described above, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

In connection with the filing of the Prospectus Supplement, we are filing a legal opinion of our counsel, Sheppard, Mullin, Richter & Hampton LLP regarding the validity of the issuance and sale of the common shares, common warrants, placement agent warrants, and the common shares issuable upon exercise of the common warrants and placement agent warrants, which opinion is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements relating to our expectations regarding the completion of the offering and satisfaction of customary closing conditions, including the completion of the sale and issuance of securities to Broadwood, the amount and use of proceeds from the offering, the exercise of the common warrants in cash prior to their expiration and the exercise of the common warrants upon the achievements of such milestone events or otherwise prior to their expiration. These forward-looking statements are based upon our current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of the closing conditions to the offering and obtaining shareholder approval to satisfy applicable NYSE American listing requirements and other risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Reports on Form 10-Q for the quarterly periods subsequent thereto and in the Prospectus Supplement. You are cautioned not to place undue reliance on any forward-looking statement, which speak only as of the date of this report. We undertake no duty to update any forward-looking statement except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated November 19, 2024, between Lineage Cell Therapeutics, Inc. and the purchaser parties thereto
4.2	Form of Common Stock Purchase Warrant issued pursuant to the Securities Purchase Agreement dated November 19, 2024, between Lineage Cell Therapeutics, Inc. and Broadwood Partners, L.P.
4.3	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement dated November 19, 2024, between Lineage Cell Therapeutics, Inc. and the purchaser parties thereto
10.2	Form of Securities Purchase Agreement dated November 19, 2024, between Lineage Cell Therapeutics, Inc. and Broadwood Partners, L.P.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press release issued on November 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	November 20, 2024	By:	/s/ George A. Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary